Exhibit 3.2

First Amendment
to the
Certificate of Limited Partnership
of
Blueknight Energy Partners, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Blueknight Energy Partners, L.P. pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:
1.    The name of the limited partnership is Blueknight Energy Partners, L.P.
2.    Section 3 of the Certificate of Limited Partnership shall be amended as follows:
“3.    General Partner. The name and business address of the sole general partner of the Partnership are as follows:
Blueknight Energy Partners G.P., L.L.C.
6060 American Plaza, Suite 600
Tulsa, Oklahoma 74135.”
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has duly executed this First Amendment to the Certificate of Limited Partnership as of this 18th day of July, 2019.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

By:	/s/ Joel W. Kanvik
Joel W. Kanvik
Chief Legal Officer & Corporate Secretary